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                                                                   Exhibit 10.39

[eResearchTechnology, Inc. Letterhead]


                         MANAGEMENT EMPLOYMENT AGREEMENT
                         -------------------------------
                                    ADDENDUM
                                    --------


         This Amendment (this "Amendment") to Management Employment Agreement dated March 4, 2004 is made this 16th day of August 2004 between eResearchTechnology, Inc. ("Company") and Joseph Esposito ("Employee")

         Company and Employee are parties to a certain Management Employment Agreement dated March 4, 2004 (the "Agreement"). Company and Employee now desire to amend certain provisions of the Agreement as set forth in this Amendment.

         Capitalized terms used but not defined herein shall have the meaning given to them in the Agreement.

         NOW, THEREFORE, Company and Employee, each intending to be legally bound hereby, agree as follows:

1.       The Agreement is hereby amended as follows:

         1.1 Section 11. c. is hereby amended and restated to read in its entirety as follows:

                  "The Company may also terminate the Employee's employment under this Agreement for Cause. For purposes of this Agreement the Company shall have "Cause" to terminate the Employee's employment if the Employee, in the reasonable judgment of the
                  Company: (i) fails to perform any reasonable directive of the Company that may be given from time to time for the conduct of the Company's business; (ii) materially breaches any of his commitments, duties or obligations under this Agreement; (iii) embezzles or converts to his own use any funds of the Company or any business opportunity of the Company; (iv) destroys or converts to his own use any property of the Company, without the Company's consent; (v) is convicted of, or indicted for, or enters a guilty plea or plea of no contest with respect to, a felony; (vi) is adjudicated an incompetent; or (vii) violates any federal, state, local or other law applicable to the business of the Company or engages in any conduct which, in the reasonable judgment of the Company, is injurious to the business or interests of the Company. The Company must give the Employee written notice of the Employee's breach under sections 11.c.(i.), 11.c.(ii) and 11.c.(vii) and an opportunity to cure within fifteen (15) days of such written notice. If the Employee fails to cure, the Company may terminate the Employee for Cause and shall give notice of termination to the Employee as required under Section 11.a."




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         1.2      Section 11. d. is hereby amended and restated to read in its entirety as follows:

                  "Upon any termination of this Agreement, the Company shall have no further obligation to Employee other than for annual salary earned through the date of termination, and no severance pay or other benefits of any kind shall be payable; provided, however, that in the event the Company terminates this Agreement other than for Cause or as a result of the death or Disability of the Employee, the Employee shall receive: (i) bonus based on 100% performance and prorated based on the number of days worked during the year in which the termination, death or Disability occurred, payable in one lump sum in accordance with the Company's policy; (ii) a payment equal to one year's then-current annual salary and bonus, based on 100% performance, payable in one lump sum in accordance with the Company's policy; (iii) continuation of Benefits (as hereafter defined), subject to applicable plan provisions, for one year; and (iv) accelerated vesting of all stock options, such that all stock options held by Employee immediately prior to the date of termination of this Agreement, death or Disability shall thereupon become exercisable in full."

         1.3 Section 11. e. is hereby amended and restated to read in its entirety as follows:

                  "Notwithstanding any contrary provision contained in this Agreement, in the event that there is a "Change of Control" (as hereafter defined), then subject to the condition in the following sentence, the Employee shall receive: (i) bonus based on 100% performance and prorated based on the number of days worked during the year in which the resignation occurred, payable in one lump sum in accordance with the Company's policy; (ii) a payment equal to one year's then-current annual salary and bonus, based on 100% performance, payable in one lump sum in accordance with the Company's policy; (iii) continuation of Benefits, subject to applicable plan provisions, for one year; and (iv) accelerated vesting of all stock options, such that all stock options held by Employee immediately prior to the date of the Change of Control shall become exercisable in full as of the date of the Change of Control. The Employee shall be entitled to received the benefits described in the foregoing sentence only if either
                  (i) the Employee shall accept employment offered at the time of the Change of Control by either the Company or the other party to the Change of Control (the "Buyer") for a period of up to 12 months, as determined by the Company or the Buyer, immediately following the Change of Control (the "Employment Period") in a position with comparable compensation and location and with responsibilities relating to the business of the Company as conducted by the Company, the Buyer or any division or subsidiary thereof after the Change of Control no less than the Employee's responsibilities with the Company immediately prior to the Change of Control or (ii) neither the Company nor the Buyer shall offer the Employee a position with comparable compensation and location and with responsibilities relating to the business of the Company as conducted by the Company, the Buyer or any division or subsidiary thereof after the Change of Control no less than the Employee's responsibilities with the Company immediately prior to the





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                  Change of Control and the Employee resigns his employment
                  within 60 days after the Change of Control. The Employee acknowledges that if he does not remain employed during the Employment Period as contemplated by clause (i) of the preceding sentence other than as a result of the Employee's death, Disability or termination without Cause and the requirements of clause (ii) of the preceding sentence are not otherwise met, then he shall be obligated to forfeit and return to the Company the benefits received pursuant to the first sentence of this Section 11(e), including any profits realized upon the sale of any share options for which would not have been exercisable as of the cessation of employment but for the first sentence of this Section 11(e), net of any taxes paid or payable by the Employee as a result of such sale. The parties acknowledge that, following a Change of Control, the Employee may not be given the same title with the Buyer as he held with the Company prior to the Change of Control if the business of the Company is conducted as part of a larger business enterprise, and that certain responsibilities traditionally performed by the individual holding such title may be assigned to the individual holding such title for the Buyer, and that such changes will not constitute a reduction in responsibilities of the Employee within the meaning of this Section 11.

                  The term "Benefits" as utilized in this Section 11, shall mean standard health, dental, disability, life and accident insurance benefits, all of which are subject to any applicable premium co-pay, and car allowance.

                  The term "Change of Control", as utilized in this Section 11, shall mean:

                      (i) A change of control of a nature that would be required to be reported in the Company's proxy statement under the Securities Exchange Act of 1934, as amended;

                      (ii) The approval by the Board of Directors of a sale, not in the ordinary course of business, of all or substantially all of the Company's assets and business to an unrelated third party and the consummation of such transaction; or

                      (iii) The approval by the Board of Directors of any merger, consolidation, or like business combination or reorganization of the Company, the consummation of which would result in the occurrence of any event described in clause (i) or (ii) above, and the consummation of such transaction."




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2.       Miscellaneous

         2.1 All references to the Agreement in any documents and instruments executed by the parties in connection with the Agreement shall be deemed to refer to the Agreement as the same has been amended through the date hereof, and as the same may be amended in the future.

         2.2 This Amendment may be executed in any number of counterparts and each such counterpart shall be deemed an original, but all such counterparts shall constitute but one and the same agreement.

         2.3 The Agreement and this Amendment may be modified or amended by the parties hereto only by a written agreement executed by both parties.

         2.4 Except as expressly amended hereby, all of the terms and provisions of the Agreement shall remain in full force and effect and are hereby ratified and confirmed in every aspect.

         2.5 This Amendment shall be governed by and construed in accordance with the internal laws of the Commonwealth of Pennsylvania, without regard to conflicts of laws principles.

         IN WITNESS WHEREOF, the undersigned have caused this Amendment to be executed on the date first written above.

For Employee:                                        For the Company:


    Joseph Esposito                                       Bruce Johnson
---------------------------------                    ---------------------------

                                                     Name:  Bruce Johnson
                                                          ----------------------

Date:    August 18, 2004                             Date:   August 20, 2004
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